EXHIBIT 3

                                April 27, 2000

Mr. Ray Davis and Kelcy Warren, Co-Chairmen of the Board and co-CEOs Mr. Jack Brannon, Secretary
OEC Compression Corporation
2501 Cedar Springs Road, Suite 600
Dallas TX 75201

Gentlemen:

      I was both surprised and gratified that the management of OEC initiated a call for the annual meeting of shareholders on June 13, 2000, in accordance with our bylaws, Oklahoma law and the rules of the American Stock Exchange.

      As you know, I have supported the efforts of Prudential Securities, Inc. to pursue strategic alternatives for OEC on the terms stipulated in their original presentation to the Board. I will continue to support that effort and will vote in favor of any transaction that promises to yield the range of values originally indicated by PSI.

      During 1998 management initiated an amendment to the Bylaws of the Company that effectively prevents any shareholder from calling a special meeting. The effect of this amendment is that the only time that shareholders are able to exercise their franchise to nominate and elect directors is during the annual meeting. That I intend to do. I hereby nominate the eleven (11) persons named in
Schedule 1 attached hereto as directors of OEC. Each of these persons has agreed to serve as a director if elected, as evidenced by the enclosed consents. As required by the Bylaws, information is also furnished on Schedule 1, number 2, concerning myself, the nominator of the candidates. Schedule 1 also includes information on each of the candidates as called for in the Bylaws. Any further information you desire concerning these gentlemen can be obtained from me or from the individuals directly.

      While I intend to work toward getting my nominees elected to the Board, you should understand that I do not intend to allow that effort to detract from the current efforts to sell the Company. I simply feel that if a sale does not occur in the very near future, OEC would be better off with new management, starting at the Board level. And while working to have my nominees elected to the Board, I have not and do not presently intend to initiate any litigation unless the democratic processes embedded in our bylaws, Oklahoma corporate law and the American Stock Exchange rules are frustrated. I am hopeful that you will allow these processes to work and will not interfere with the holding of an annual election of directors on June 13 or with the results of the election.

                                          Sincerely,



                                          Dennis W. Estis

cc:   Board of Directors

                   SCHEDULE 1 TO LETTER TO BOARD OF DIRECTORS
                  AND SECRETARY OF OEC COMPRESSION CORPORATION
                                    (REVISED)


1.    NAME: C. M. BUTLER, III

      A)    AGE:  57

      B)    BUSINESS ADDRESS:  2121 Sage Road
                               Houston, Texas  77057

      C)    RESIDENCE ADDRESS: 12673 Rip Van Winkle
                               Houston, Texas  77024

      D)    PRINCIPAL OCCUPATION OR EMPLOYMENT:

            1988 - present Self-employed attorney, financial and regulatory consultant

      E)    SHARES OF COMMON STOCK BENEFICIALLY OWNED:      115,000

            Mr. Butler also has been granted options for a total of 29,166 shares

      F)    OTHER INFORMATION REQUIRED BY REGULATION 14A:

            Mr. Butler has been a director of the Company since its inception in 1989. He also serves on the Executive, Audit and Human Resources Committees of the Board of Directors.

            Mr. Butler has served on the Board of Directors of Piedmont Natural Gas Company, Incorporated since 1990. He serves on the Ad Hoc, Audit, Benefits and Finance Committees of Piedmont.

            Mr. Butler is contemplating entering into a Shareholders Agreement with Dennis Estis and others.

2.    NAME: DENNIS WILLIAM ESTIS

      A)    AGE:  53

      B)    BUSINESS ADDRESS:  106 Comanche Trail
                               West Monroe, Louisiana 71291

      C)    RESIDENCE ADDRESS: 3592 Waverly Circle
                               Destin, Florida 32541

      D)    PRINCIPAL OCCUPATION OR EMPLOYMENT:

            1976 - 8/97     Founder, President, Chief Executive Officer -
                            Ouachita Energy Corporation, Ouachita Energy
                            Partners, Ouachita Energy Group

            8/97 - 12/98    President, Chief Operating Officer - Ouachita Energy
                            Corp. (post merger); subsidiary of OEC Compression
                            Corporation

            12/98 - present Self-employed, personal investments and other private ventures.

            01/00 - present President, Secretary - Bayland Industries, L.L.C.

      E)    SHARES OF COMMON STOCK BENEFICIALLY OWNED:      5,363,821

      F)    OTHER INFORMATION REQUIRED BY REGULATION 14A:

            8/97 - present    Director, OEC Compression Corporation

            8/97 - 12/98      Executive Committee, OEC Compression Corporation

            Mr. Estis has a note payable to OEC resulting from an Arbitration Agreement settled in early 1998. The note carries an interest rate of 6.5% and is due upon the sale of Mr. Estis' stock in OEC. The amount owed (principal and interest) as of 12/31/99 was $251,218.38.

            Mr. Estis has an option granted under the Directors' Stock Plan for an unknown number of shares at fair market value. None of the options has been exercised. Options will expire 40 years from the date of the grant.

            In 2/99, Mr. Estis purchased through an LLC owned by him, an airplane from OEC for $290,000 less the cost of a yard truck Mr. Estis sold to OEC which was valued at $27,000. The transaction was payable in stock. The net amount of the transaction was $263,000, divided by $1.50 per share for a total of 175,333 shares.

            As a result of a Settlement Agreement dated December 16, 1998, Mr. Estis was reimbursed $35,000 for out-of-pocket expenses incurred related to the Shareholder Group activities in late 1998.

            Mr. Estis became a director when Ouachita Energy Corp. was merged with Equity Compression Corporation in August 1997. In December 1998, as a result of a Settlement Agreement, the HACL and Energy Investor Groups agreed to vote in favor of Mr. Estis as a director at the 1999 Annual Shareholders Meeting.

            Mr. Estis is contemplating entering into a Shareholders Agreement with other shareholders.

3.    NAME: DAVID EDWIN FITE

      A)    AGE: 50

      B)    BUSINESS ADDRESS:  400 Travis Street, Suite 903
                               Shreveport, Louisiana 71101

      C)    RESIDENCE ADDRESS: 241 Clearwood Lane
                               Shreveport, Louisiana 71163

      D)    PRINCIPAL OCCUPATION OR EMPLOYMENT:

            1980 - present  President, Sole Stockholder - Fite Oil & Gas, Inc., a Louisiana corporation

      E)    SHARES OF COMMON STOCK BENEFICIALLY OWNED:     25,000 (directly)
                                                            6,100 (spouse, minor
                                                            children or
                                                            relatives living in
                                                            your home)

            All shares purchased and/or sold through broker at Morgan Keegan using personal funds

      F)    OTHER INFORMATION REQUIRED BY REGULATION 14A:

            Fite Oil & Gas, Inc. obtains contract compression service for its wells from OEC. Sales personnel for OEC have bought meals for David
            E. Fite in the normal course of business. Fite Oil & Gas, Inc. intends to lease compression services from OEC. Currently, two compressors are leased on a month-to-month basis for approximately $7,500 per month.

4.    NAME: ROBERT GRAY GREGORY

      A)    AGE: 37

      B)    BUSINESS ADDRESS:  7575 San Felipe, Suite 350
                               Houston, Texas  77063

      C)    RESIDENCE ADDRESS: 11748 Duart
                               Houston, Texas  77024

      D)    PRINCIPAL OCCUPATION OR EMPLOYMENT:

            1984 - present Gregory & Cook, Inc. - 1999 President; 1997 - 1999
                           Vice President; 1995 - 1997 Project Manager

      E)    SHARES OF COMMON STOCK BENEFICIALLY OWNED:      3,037,251

      F)    OTHER INFORMATION REQUIRED BY REGULATION 14A:

                  Mr. Gregory is a director of Unified Office, Inc.

                  Gregory & Cook, Inc. is the owner of record of the OEC stock.

                  Mr. Gregory is contemplating entering into a Shareholders Agreement with Dennis Estis and others.

5.    NAME: CLIFFORD SCOTT LEWIS

      A)    AGE:  45

      B)    BUSINESS ADDRESS:  400 S. Boston, Suite 1000
                               Tulsa, Oklahoma  74103

      C)    RESIDENCE ADDRESS: 5118 E. 98th Street
                               Tulsa, Oklahoma  74137

      D)    PRINCIPAL OCCUPATION OR EMPLOYMENT:

                  12/89 - 4/96    Vice President, Secretary, Treasurer - Hawkins
                                  Energy Corp. (k/n/a OEC Compression
                                  Corporation)

                  1988 - present  Chief Financial Officer, Vice President -
                                  Hawkins Oil & Gas, Inc.

                  1998 - present  Chief Financial Officer, Vice President -
                                  Hawkins International, Inc.

      E)    SHARES OF COMMON STOCK BENEFICIALLY OWNED:      31,579

                  Mr. Lewis also has been granted options for a total of 63,332 shares with exercise prices ranging from $0.5625 to $2.3125 per share.

      F)    OTHER INFORMATION REQUIRED BY REGULATION 14A:

                  Mr. Lewis was elected a Director of the Company on May 20, 1999. He is also a member of the Audit Committee.

6.    NAME: ROBERT HENRY MCDANIEL

      A)    AGE:  53

      B)    BUSINESS ADDRESS:  P.O. Box 591392
                               Houston, Texas 77259

      C)    RESIDENCE ADDRESS:      14134 Lake Scene Trail
                                    Houston, Texas  77059

      D)    PRINCIPAL OCCUPATION OR EMPLOYMENT:

                  1/98 - present  Business Consultant - McDaniel Enterprises

                  12/73 - 1/98    Co-Owner, President - Tech-Quip, Inc.

      E)    SHARES OF COMMON STOCK BENEFICIALLY OWNED:      30,000

                  All shares purchased and/or sold through brokers at Merrill Lynch or Waterhouse Securities using personal funds

      F)    OTHER INFORMATION REQUIRED BY REGULATION 14A:

                  No business affiliations with OEC Compression or its subsidiaries

7.    NAME: JAMES F. REED, JR.

      A)    AGE:  55

      B)    BUSINESS ADDRESS:  5419 Pine Arbor
                               Houston, Texas  77066

      C)    RESIDENCE ADDRESS: 5419 Pine Arbor
                               Houston, Texas  77066

      D)    PRINCIPAL OCCUPATION OR EMPLOYMENT:

                  1986 - present President, Sole Proprietor - The Reed Group

                  5/99 - present Consultant, Finance and Accounting - Champion
                                 Window, Inc.

                  2/97 - present CFO, Director - Container-Care International,
                                 Inc.

                  1986 - present Retained as Consultant, Strategic Planning -
                                 CRC-Evans Pipeline International, Inc.

                  1990 - present Co-founder, Director - International Testing
                                 Services, Inc.

                  2/98 - present Consultant, Finance Strategic Planning,
                                 Acquisition Evaluation - United Industrial
                                 Services, Inc.

                  1971 - 1985    Vice President, Corporate Development -
                                 Crutcher Resources Corporation

      E)    SHARES OF COMMON STOCK BENEFICIALLY OWNED:      None

      F)    OTHER INFORMATION REQUIRED BY REGULATION 14A:

                  Mr. Reed is a director of International Testing Services, Inc., but has never been an executive officer of that company. ITS filed for Chapter 11 bankruptcy status in November 1998. ITS traded on the over-the-counter market under the symbol ITST but there is currently no trading in its securities.

                  Mr. Reed was engaged by Ouachita Energy Corporation to provide valuation analysis for OEC, Ouachita Energy Partners and Ouachita Compression Group late in 1996 and into early 1997. A report was presented in February 1997, and Mr. Reed's compensation totalled approximately $4,500. He was also retained to perform certain due diligence for Equity Compression Services from April - July, 1997. Total fees were approximately $5,500.

8.    NAME: JAMES A. ROWELL, JR.

      A)    AGE:  74

      B)    BUSINESS ADDRESS:  509 Market Street, Suite 300
                               Shreveport, Louisiana 71101

      C)    RESIDENCE ADDRESS: 11015 Louisiana 1 Highway South
                               Shreveport, Louisiana 71115

      D)    PRINCIPAL OCCUPATION OR EMPLOYMENT:

                  prior to 10/97 Acting President - PAR Minerals Corporation

                  10/97 to present Principal, Partner - PAR Minerals Corporation

      E)    SHARES OF COMMON STOCK BENEFICIALLY OWNED:      5,000

      F)    OTHER INFORMATION REQUIRED BY REGULATION 14A:

                  Rowell Family Limited Partnership is the owner of record of the OEC stock.

                  Mr. Rowell has a monthly compressor rental on multiple units for the calendar year 1999, with rents totalling $304,632.04.

9.    NAME: DON E. SMITH

      A)    AGE:  52

      B)    BUSINESS ADDRESS:  134 Smith Lane
                               Columbia, Mississippi 39429

      C)    RESIDENCE ADDRESS: 134 Smith Lane
                               Columbia, Mississippi 39429

      D)    PRINCIPAL OCCUPATION OR EMPLOYMENT:

                  Present        President, Principal Owner - Smith Machine
                                 Works, Inc.

                  Present Vice President, Principal Owner - Laird Construction, Inc.

                  1996 - present Rancher

      E)    SHARES OF COMMON STOCK BENEFICIALLY OWNED:      699,893

                  Mr. Smith also has been granted an option to acquire 10,000 shares at $2.31 per share and an option to acquire 6,666 shares at $2.188 per share.

      F)    OTHER INFORMATION REQUIRED BY REGULATION 14A:

                  Mr. Smith has been a director of the Company since June 1993.

                  Smith Machine Works, Inc. provided compression repair services to the Company during calendar year 1999. Smith Machine received a total of $509,931 for such repairs.

                  Mr. Smith is contemplating entering into a Shareholders Agreement with Dennis Estis and others.

10.   NAME: ROBERT WONISH

      A)    AGE:  46

      B)    BUSINESS ADDRESS:  1100 Louisiana, Suite 5100
                               Houston, Texas  77002

      C)    RESIDENCE ADDRESS: 17315 Klee Circle
                               Spring, Texas  77379

      D)    PRINCIPAL OCCUPATION OR EMPLOYMENT:

            1/92 - 1997       Engineer - PANACO, Inc.

            1997 - present    Senior Vice President - PANACO, Inc.

            5/99 - present    Chief Operating Officer - PANACO, Inc.

      E)    SHARES OF COMMON STOCK BENEFICIALLY OWNED:      None

      F)    OTHER INFORMATION REQUIRED BY REGULATION 14A:

            PANACO, Inc. has rented three compressors from the Company under two separate contracts, the earliest of which became effective approximately March of 1998.

            Mr. Wonish has enjoyed entertainment provided by the Company in the form of a ski trip and two golf outings.

11.   NAME: D. DALE WOOD

      A)    AGE:  61

      B)    BUSINESS ADDRESS:  180 Joe Wimberley Boulevard
                               Wimberley, Texas  78676

      C)    RESIDENCE ADDRESS: 68 Champions Court Place
                               Houston, Texas  77069

      D)    PRINCIPAL OCCUPATION OR EMPLOYMENT:

                  1991 - 1995    Chairman, President and CEO - Enterra; Enterra
                                 merged into Weatherford International in 1995.

                  1995 - present Consultant - Weatherford Enterra International

                  1995 - present Owner - The Dale Wood Company

      E)    SHARES OF COMMON STOCK BENEFICIALLY OWNED:      None

      F)    OTHER INFORMATION REQUIRED BY REGULATION 14A:

                  Mr. Wood has served as the Chairman of the Board of CRC-Evans Pipeline International, Inc. since June 1997. He was also elected Chairman of the Board of Container Care International in February 1997. He has served on the Board of Drilltec, Inc. since August 1998.